EXHIBIT 99.1

Dolby Laboratories Reports First Quarter Fiscal 2018 Financial Results

SAN FRANCISCO, Jan. 24, 2018 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the first quarter (Q1) of fiscal 2018. For the first quarter, Dolby reported total revenue of $287.8 million, compared to $266.3 million for the first quarter of fiscal 2017.

“We had a strong first quarter and are off to a great start this year,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “Adoption of Dolby Vision and Dolby Atmos continues to expand, with more mainstream availability of TVs and sound bars, and the first PC with Dolby Vision announced by Lenovo.”

In Q1, Dolby recorded an estimated discrete tax expense of $154.6 million related to the enactment of the U.S. Tax Cuts and Jobs Act (Tax Reform). Dolby's Q1 provision for income taxes on a GAAP basis of $166.3 million includes this preliminary charge which is comprised of the deemed repatriation tax on unremitted earnings of foreign subsidiaries and the re-measurement of deferred tax assets and liabilities.

First quarter GAAP net loss was $81.6 million, or $0.80 per diluted share, compared to GAAP net income of $53.4 million, or $0.51 per diluted share, for the first quarter of fiscal 2017. On a non-GAAP basis, first quarter net income was $84.1 million, or $0.79 per diluted share, compared to non-GAAP net income of $68.7 million, or $0.66 per diluted share, for the first quarter of fiscal 2017. First quarter non-GAAP net income excludes the preliminary estimated discrete tax expense of $154.6 million related to Tax Reform. A more complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Dividend

Today, Dolby announced a cash dividend of $0.16 per share of Class A and Class B common stock, payable on February 14, 2018, to stockholders of record as of the close of business on February 5, 2018.

Financial Outlook

Q2 Fiscal 2018

Dolby is providing the following estimates for its second quarter (Q2) of fiscal 2018:

  Total revenue will range from $295 million to $305 million
  Gross margin percentages will be between 88.5 percent and 89.5 percent on a GAAP basis and between 89.5 percent and 90.5 percent on a non-GAAP basis
  Operating expenses will be between $183 million and $187 million on a GAAP basis and between $166 million and $170 million on a non-GAAP basis
  Diluted earnings per share will be between $0.60 and $0.66 on a GAAP basis and between $0.74 and $0.80 on a non-GAAP basis
  Effective tax rate will be between 20 percent and 23 percent on both a GAAP and non-GAAP basis

Fiscal Year 2018

Dolby is providing the following estimates for its fiscal 2018:

  Total revenue will range from $1.15 billion to $1.18 billion
  Gross margin percentages will be between 87.5 percent and 88.5 percent on a GAAP basis and between 88.5 percent and 89.5 percent on a non-GAAP basis
  Operating expenses will range from $727 million to $742 million on a GAAP basis and from $655 million to $670 million on a non-GAAP basis
  The ongoing tax rate for the remainder of fiscal 2018 will be between 20 percent and 23 percent on both a GAAP and non-GAAP basis

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Q1 fiscal 2018 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, January 24, 2018. Access to the teleconference will be available over the Internet from http://investor.dolby.com/events.cfm or by dialing 1-800-239-9838. International callers can access the conference call at 1-323-794-2551.

A replay of the call will be available from 5:00 p.m. PT on Wednesday, January 24, 2018, until 9:00 p.m. PT on Wednesday, January 31, 2018, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 4931000. An archived version of the teleconference will also be available on the Dolby Laboratories website, http://investor.dolby.com/events.cfm.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense:  Stock-based compensation, unlike cash-based compensation, utilizes subjective and complex assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Expense associated with dividend equivalents paid on restricted stock units:  In connection with a special dividend declared in the first quarter of fiscal 2013, we modified restricted stock units (RSUs) that were unvested at that time to preserve their pre-cash dividend economic value. The special dividend was a discrete and infrequent event that is not representative of our normal operating activities; therefore, we exclude the compensation cost related to the dividend equivalents to provide a more accurate view of our underlying operating results.

Amortization of acquisition-related intangibles:  We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges:  Restructuring charges are costs associated with a formal restructuring plan and primarily relate to employee severance benefits and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments:  We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Impact from Tax Reform:  The enactment of Tax Reform requires estimates based on Dolby's current understanding of the new tax laws. These charges are the result of a discrete and infrequent event that are not representative of current operating results and therefore, excluding these preliminary amounts enables a more effective comparison to our past operating performance.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby Laboratories investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for Q2 Fiscal 2018 and fiscal 2018, our ability to advance our long-term objectives and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the Broadcast, PC, Consumer Electronics, Mobile, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby® technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including back payments; the impact of Tax Reform; the impact of changes in revenue recognition standards; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent annual report on Form 10-K. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) is based in San Francisco with offices in over 20 countries around the globe. Dolby transforms the science of sight and sound into spectacular experiences. Through innovative research and engineering, we create breakthrough experiences for billions of people worldwide through a collaborative ecosystem spanning artists, businesses, and consumers. The experiences people have – in Dolby Vision, Dolby Atmos, Dolby Cinema, Dolby Voice, and Dolby Audio – revolutionize entertainment and communications at the cinema, on the go, in the home, and at work.

Dolby, Dolby Atmos, and the double-D symbol are registered trademarks of Dolby Laboratories. Dolby Cinema and Dolby Vision are trademarks of Dolby Laboratories. All other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended
	December 29, 2017	December 30, 2016
Revenue:
Licensing	$258,016	$232,699
Products	24,933	28,211
Services	4,848	5,357
Total revenue	287,797	266,267

Cost of revenue:
Cost of licensing	9,259	8,121
Cost of products	17,035	17,720
Cost of services	4,582	4,126
Total cost of revenue	30,876	29,967

Gross margin	256,921	236,300

Operating expenses:
Research and development	56,444	57,518
Sales and marketing	70,149	71,175
General and administrative	48,285	41,540
Restructuring charges/(credits)	(197)	—
Total operating expenses	174,681	170,233

Operating income	82,240	66,067

Other income/expense:
Interest income	3,781	1,814
Interest expense	(35)	(26)
Other income/(expense), net	(1,152)	(199)
Total other income	2,594	1,589

Income before income taxes	84,834	67,656
Provision for income taxes	(166,312)	(14,082)
Net income/(loss) including controlling interest	(81,478)	53,574
Less: net (income) attributable to controlling interest	(144)	(200)
Net income/(loss) attributable to Dolby Laboratories, Inc.	$(81,622)	$53,374

Net income/(loss) per share:
Basic	$(0.80)	$0.53
Diluted	$(0.80)	$0.51
Weighted-average shares outstanding:
Basic	102,552	101,483
Diluted	102,552	103,876

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	December 29, 2017	September 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$596,390	$627,017
Restricted cash	7,630	7,351
Short-term investments	252,607	247,757
Accounts receivable, net	122,917	73,750
Inventories	24,862	25,051
Prepaid expenses and other current assets	31,105	30,508
Total current assets	1,035,511	1,011,434
Long-term investments	303,501	314,364
Property, plant and equipment, net	493,173	485,275
Intangible assets, net	195,205	189,648
Goodwill	311,186	311,087
Deferred taxes	139,658	190,915
Other non-current assets	36,475	30,831
Total assets	$2,514,709	$2,533,554

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,408	$14,373
Accrued liabilities	178,419	207,034
Income taxes payable	6,906	1,216
Deferred revenue	23,449	23,150
Total current liabilities	223,182	245,773
Long-term deferred revenue	36,792	36,425
Other non-current liabilities	198,811	107,514
Total liabilities	458,785	389,712

Stockholders’ equity:
Class A common stock	59	58
Class B common stock	43	43
Additional paid-in capital	72,663	61,331
Retained earnings	1,985,064	2,083,063
Accumulated other comprehensive (loss)	(8,122)	(7,753)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,049,707	2,136,742
Controlling interest	6,217	7,100
Total stockholders’ equity	2,055,924	2,143,842
Total liabilities and stockholders’ equity	$2,514,709	$2,533,554

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Quarter Ended
	December 29, 2017	December 30, 2016
Operating activities:
Net income/(loss) including controlling interest	$(81,478)	$53,574
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	19,882	21,810
Stock-based compensation	18,684	17,215
Amortization of premium on investments	742	662
Provision for doubtful accounts	1,119	67
Deferred income taxes	51,074	(3,275)
Other non-cash items affecting net income	587	(376)
Changes in operating assets and liabilities:
Accounts receivable	(50,268)	(5,782)
Inventories	(1,491)	878
Prepaid expenses and other assets	(6,609)	(8,705)
Accounts payable and other liabilities	(35,390)	(11,528)
Income taxes, net	99,551	6,245
Deferred revenue	650	(479)
Other non-current liabilities	96	417
Net cash provided by operating activities	17,149	70,723

Investing activities:
Purchases of investment securities	(74,479)	(37,073)
Proceeds from sales of investment securities	28,383	7,524
Proceeds from maturities of investment securities	49,476	26,902
Purchases of PP&E	(19,275)	(22,576)
Purchase of intangible assets	(11,198)	—
Change in restricted cash	(279)	(1,430)
Net cash used in investing activities	(27,372)	(26,653)

Financing activities:
Proceeds from issuance of common stock	41,463	13,991
Repurchase of common stock	(29,993)	(25,001)
Payment of cash dividend	(16,377)	(14,216)
Distribution to controlling interest	(1,021)	(2,094)
Shares repurchased for tax withholdings on vesting of restricted stock	(15,346)	(14,656)
Net cash used in financing activities	(21,274)	(41,976)

Effect of foreign exchange rate changes on cash and cash equivalents	870	(5,368)
Net decrease in cash and cash equivalents	(30,627)	(3,274)
Cash and cash equivalents at beginning of year	627,017	516,112
Cash and cash equivalents at end of year	$596,390	$512,838

GAAP to Non-GAAP Reconciliations
(in millions, except per share data); unaudited

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarter of fiscal 2018 and 2017:

Net income:	Fiscal Quarter Ended
	December 29, 2017	December 30, 2016
GAAP net income/(loss)	$(81.6)	$53.4
Stock-based compensation	18.7	17.2
RSU dividend equivalent	—	0.2
Amortization of acquisition-related intangibles	1.9	3.8
Restructuring credits, net	(0.2)	—
Impact of Tax Reform	154.6	—
Income tax adjustments	(9.3)	(5.9)
Non-GAAP net income	$84.1	$68.7

GAAP diluted earnings/(loss) per share	$(0.80)	$0.51
Non-GAAP diluted earnings per share	$0.79	$0.66

GAAP diluted shares	103	104
Dilutive equity awards	3	—
Shares used in computing Non-GAAP diluted earnings per share	106	104

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the second quarter of fiscal 2018 and fiscal year 2018 included in this release:

Gross margin:	Q2 2018	Fiscal 2018
GAAP gross margin (low - high end of range)	88.5% - 89.5%	87.5% - 88.5%
Stock-based compensation	0.2%	0.2%
Amortization of acquisition-related intangibles	0.8%	0.8%
Non-GAAP gross margin (low - high end of range)	89.5% - 90.5%	88.5% - 89.5%

Operating expenses:	Q2 2018	Fiscal 2018
GAAP operating expenses (low - high end of range)	$183 - $187	$727 - $742
Stock-based compensation	(16.0)	(69.0)
Amortization of acquisition-related intangibles	(1.0)	(3.0)
Non-GAAP operating expenses (low - high end of range)	$166 - $170	$655 - $670

Diluted earnings per share:	Q2 2018
	Low	High
GAAP diluted earnings per share	$0.60	$0.66
Stock-based compensation	0.16	0.16
Amortization of acquisition-related intangibles	0.02	0.02
Income tax adjustments	(0.04)	(0.04)
Non-GAAP diluted earnings per share	$0.74	$0.80

Shares used in computing diluted earnings per share	106	106

Investor Contact:
Elena Carr
Dolby Laboratories
415-645-5583
investor@dolby.com

Media Contact:
Tony Carter
Dolby Laboratories
404-316-0201
tony.carter@dolby.com